FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        March 18, 2002 (March 15, 2002)

                           Trimble Navigation Limited
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                                     0-18645
                            (Commission File Number)

                                   94-2802192
                             (IRS Employer I.D. No.)
                         645 N. Mary Ave. Sunnyvale, CA
                    (Address of principal executive offices)

                                      94088
                                   (Zip Code)
       Registrant's telephone number, including area code: (408) 481-8000

Item 5. Other Events and Regulation FD Disclosure.

The following statement was released by Trimble Navigation Limited on March 15, 2002. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.



   Trimble and Caterpillar Sign Definitive Agreement to Form Joint Venture for
                          Machine Control Technologies

 Caterpillar Trimble Control Technologies LLC to Begin Operations in Early April


SUNNYVALE, Calif., Mar. 15, 2002 - Trimble (Nasdaq: TRMB) and Caterpillar Inc. (NYSE: CAT) today announced that they have reached a definitive agreement to form Caterpillar Trimble Control Technologies LLC. The joint venture, 50 percent owned by Trimble and 50 percent owned by Caterpillar, will develop the next generation of advanced electronic guidance and control products for earthmoving machines in the construction, mining and waste industries. Caterpillar and Trimble have successfully worked together for the past six years on a variety of machine control technology initiatives.

Caterpillar Trimble Control Technologies LLC will be based in Dayton, Ohio and is expected to begin operations on April 1, 2002. Mark Nichols, formerly the division vice president of Machine Control for Trimble's Engineering and Construction Division, will serve as general manager for the joint venture.

Under the terms of the agreement, Caterpillar will contribute cash and selected technology, and Trimble will contribute select existing machine control product technologies. Additionally, both companies have licensed patents and other intellectual property from their portfolios to the joint venture. The proprietary technologies will serve as the venture's foundation for product development and commercialization efforts. Trimble will be the source of Global Positioning System (GPS), laser, wireless communications, computing and software technologies. Utilizing these technologies, the venture will develop on-board systems that improve productivity and further modernize the construction and mining markets.

Initially, the venture will supply products to Trimble and Caterpillar. Each will market, distribute, service and support the products using their company's independent distribution channels. Caterpillar will offer products as a fully integrated, factory-installed option, while Trimble will continue to address the aftermarket with products for earthmoving machines through its global dealer channel.

"The venture marks a significant point in the expansion of both the machine control market and in the successful relationship between Trimble and Caterpillar," said Karl Ramstrom, senior vice president and general manager of Trimble's Engineering and Construction Division. "Over the past five years, there have been over 300,000 machines sold in the United States alone that can potentially benefit from the use of this technology. By combining the strengths of Trimble and Caterpillar, the venture will enable us to reach a larger part of this customer base and accelerate the growth and acceptance of these productivity enhancing systems in the construction market."

Mark Pflederer, Cat Electronics Business Unit manager commented, "The joint venture brings tremendous synergistic benefits to both Caterpillar and Trimble. It gives both organizations the expertise and platform to develop more long-term strategies to serve the evolving on-machine control market than was possible under our previous OEM-customer relationship. As joint venture partners, we are committed to increasing commercial penetration of on-machine control technologies by helping companies realize the cost savings, efficiency benefits, and overall competitive advantage offered by these state-of-the-art systems."

"The market for machine guidance and control products has seen relatively low penetration rates to date," said Mark Nichols, general manager of Caterpillar Trimble Control Technologies LLC. "Over the past three years, customers who have adopted the new 3D machine control technology have realized significant benefits, which include productivity enhancements of up to 30 percent, reduced rework, and the virtual elimination of certain steps in the construction process. By integrating this technology into the design of its machines in the factory, Caterpillar will offer its customers an innovative way to further enhance their productivity in the field."

Caterpillar and Trimble will be exhibiting at CONEXPO-CON/AGG 2002, the largest trade show in the Western Hemisphere for the construction, aggregates and ready mixed concrete industries, in Las Vegas from March 19-23. The companies will be highlighting machine control technology at both the Trimble and Caterpillar booths. For more information, visit http://www.conexpoconagg.com/

Financial Implications

The venture is not expected to have a significant impact on Trimble's earnings in the near-term and is targeting profitability on a stand-alone basis beginning in 2003.

Trimble will report net income (loss) before taxes from the venture under "Other Non-operating Income and Expense" on its income statements.

About Cat Electronics and Caterpillar Inc.

Cat Electronics provides leading edge technologies for the heavy-duty industry to enhance the value of Caterpillar machines and engines. Based in Mossville, Illinois, the group is located in five facilities, including Europe and Asia. Cat Electronics is comprised of more than 800 highly skilled engineers and professionals who specialize in the design, test and marketing of electronic systems, information systems, software, cabs and components.

Caterpillar Inc. is the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Headquartered in Peoria, Illinois, the company posted 2001 sales and revenues of $20.45 billion.

For more information about Caterpillar, visit www.cat.com.

About Trimble

Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has more than 2,000 employees in more than 20 countries worldwide.

For more information, visit Trimble's Web site at http://www.trimble.com
                                                  ----------------------

                                      # # #

Certain statements made in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Actual results may differ from those set forth in this press release due to certain risks and uncertainties, including the ability to develop new products and achieve market acceptance of product offerings from the joint venture. Among other things, economic trends and additional competitive issues may have an adverse effect on the results and growth of the proposed joint venture. These and other risks are detailed from time to time in reports filed with the SEC, including Trimble and Caterpillar's respective quarterly reports on Form 10-Q and its annual report on Form 10-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TRIMBLE NAVIGATION LIMITED
                                                a California corporation


    Dated: March 18, 2002                       By: /s/ Mary Ellen Genovese
                                                -------------------------------
                                                    Mary Ellen Genovese
                                                    Chief Financial Officer